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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2000 relating to the consolidated financial statements and financial statement schedules, which appears in DeCrane Aircraft Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 25, 1999 relating to the consolidated financial statements of PATS, Inc., which appears in DeCrane Aircraft Holdings, Inc.'s prospectus included in the Registration Statement on Form S-1 effective May 14, 1999. We also consent to the incorporation by reference of our report dated October 1, 1999 relating to the financial statements of Custom Woodwork & Plastics, Inc., which appears in DeCrane Aircraft Holdings, Inc.'s Current Report on Form 8-K filed on October 19, 1999. We also consent to the incorporation by reference of our report dated January 18, 2000 relating to the financial statements of The Infinity Partners, Ltd., which appears in DeCrane Aircraft Holdings, Inc.'s prospectus dated February 10, 2000 filed pursuant to Rule 424(b)(3) on February 11, 2000. We also consent to the incorporation by reference of our report dated April 14, 2000 relating to the financial statements of Carl F. Booth & Co., Inc., which appears in DeCrane Aircraft Holdings,, Inc.'s Current Report on Form 8-K/A filed on June 16, 2000. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
August 9, 2000